UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Histogen Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1

Additional Materials for Proxy Statement

Dated April 15, 2021

The following supplements our definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2021 (the “2021 Proxy Statement”) relating to the Annual Meeting of Stockholders of Histogen Inc. (the “Annual Meeting”), to be held virtually, via live webcast at www.proxydocs.com/HSTO, on Wednesday, May 26, 2021, at 8:00 a.m.,  and any adjournments or postponements thereof.

On May 10, 2021, Histogen Inc. (“Histogen”) emailed the letter attached as Exhibit A to Histogen unvoted beneficial stockholders who held three thousand or more shares of Histogen common stock as of March 29, 2021.  Also on May 10, 2021, Histogen mailed the letter attached as Exhibit A to Histogen unvoted beneficial stockholders who held two thousand or more shares of Histogen common stock as of March 29, 2021.

By:	/s/ Richard W. Pascoe
Richard W. Pascoe President, Chief Executive Officer and Director

Exhibit A

**** IMPORTANT REMINDER ****

Dear Histogen Inc. Stockholder:

By now, you should have received your proxy materials for the 2021 Annual Meeting of Stockholders of Histogen Inc., which is scheduled to be held virtually, via live webcast, on May 26, 2021.  You are receiving this reminder letter because your votes were not yet processed at the time that this letter was mailed.  If you have already voted, we would like to thank you for your vote.

Your vote is extremely important.  PLEASE CAST YOUR VOTE TODAY.  The fastest and easiest way to vote is by telephone or over the Internet.  Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

Your Board recommends that you vote “FOR” ALL proposals.  Even if you plan on attending the virtual meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting.

****PLEASE VOTE TODAY****

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC at 1-877-787-9239.

Thank you for your investment in Histogen Inc. and for taking the time to vote your shares.

Sincerely,

Richard W. Pascoe

President, Chief Executive Officer and Director